                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                           Filed by the Registrant /X/
                 Filed by a party other than the Registrant / /

                           Check the appropriate box:
                         / / Preliminary Proxy Statement
     / / Confidential, for Use of the Commission Only (as permitted by Rule
                                  14a-6(e)(2))
                         /X/ Definitive Proxy Statement
                      / / Definitive Additional Materials
       / / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               GETTY IMAGES, INC.

                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

               Payment of filing fee (Check the appropriate box):

                              /X/ No fee required.
  / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1) Title of each class of securities to which transaction applies:

        (2) Aggregate number of securities to which transaction applies:

           (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee was calculated and state how it was determined):

              (4) Proposed maximum aggregate value of transaction:

                               (5) Total fee paid:

               / / Fee paid previously with preliminary materials.
 / / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
                           (1) Amount Previously Paid:

                (2) Form, Schedule or Registration Statement No.:

                                (3) Filing Party:

                                 (4) Date Filed:

                                  GETTY IMAGES

                                                                   April 8, 1999

Dear Stockholder:

     You are cordially invited to attend the 1999 Annual Meeting of Stockholders of Getty Images, Inc. ("Getty Images" or the "Company") which will be held at The Palmer House Hilton, Room: Lasalle 5, 17 Eastman Row, Chicago, IL 60603, on May 4, 1999, at 2:30 p.m. We hope that you will be able to attend the Annual Meeting.

     Details of the business to be conducted at the Annual Meeting are presented in the attached Notice of Annual Meeting and Proxy Statement.

     At the Annual Meeting, you will be asked to (i) elect two (2) Class II Directors to serve three-year terms and (ii) ratify the appointment of PricewaterhouseCoopers as independent auditors for the 1999 fiscal year.

     Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. After reading the enclosed Proxy Statement, kindly complete, sign, date, and promptly return the enclosed proxy in the enclosed postage-paid envelope. Returning the Proxy will not preclude you from voting in person at the meeting should you later decide to attend.

     Your management and the Board of Directors unanimously recommend that you vote FOR all of the nominees for director and FOR the other proposals.

     On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company.

                                          Sincerely,

                                          Mark H. Getty
                                          Executive Chairman of the Board of
                                          Directors

                                  GETTY IMAGES
                            ------------------------

                 NOTICE OF 1999 ANNUAL MEETING OF STOCKHOLDERS

     Notice is hereby given that the 1999 Annual Meeting of Stockholders (the "Annual Meeting") of Getty Images, Inc., a Delaware corporation (the "Company"), will be held at The Palmer House Hilton, Room: Lasalle 5, 17 Eastman Row, Chicago, IL 60603 on May 4, 1999 at 2:30 p.m. for the following purposes:

     1. To elect two (2) Class II directors to serve three-year terms.

     2. To ratify the appointment of PricewaterhouseCoopers as independent auditors of the Company for the 1999 fiscal year.

     3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     Only stockholders of record at the close of business on March 19, 1999 are entitled to notice of, to attend and to vote at the Annual Meeting and any adjournment or postponement thereof. Additional information regarding the matters to be acted on at the Annual Meeting can be found in the accompanying Proxy Statement.

                                          By Order of the Board Of Directors

                                          Heather Redman
                                          Senior Vice President, General Counsel
                                          and Secretary

Seattle, WA
April 8, 1999

                             YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, WE URGE YOU TO COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. AN ADDRESSED ENVELOPE FOR WHICH NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES IS ENCLOSED FOR THAT PURPOSE. SENDING IN YOUR PROXY WILL NOT PREVENT YOU FROM VOTING YOUR STOCK AT THE ANNUAL MEETING IF YOU DESIRE TO DO SO, AS YOUR PROXY IS REVOCABLE AT YOUR OPTION.

                               GETTY IMAGES, INC.

                                    101 Bayham
2101 Fourth Avenue, Suite 500           Street
      Seattle, WA 98121         London NW1 0AG

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 4, 1999

                                  INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors") of Getty Images, Inc., a Delaware corporation ("Getty Images" or the "Company"), from the holders (the "Stockholders") of the issued and outstanding shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company, to be exercised at the 1999 Annual Meeting of Stockholders (the "Annual Meeting") to be held at 2:30 p.m. on May 4, 1999, at The Palmer House Hilton, Room: Lasalle 5, 17 Eastman Row, Chicago, IL 60603, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

     The purpose of the Annual Meeting is to consider and act upon the following proposals:

     1. To elect two (2) Class II directors to serve three-year terms;

     2. To ratify the appointment of PricewaterhouseCoopers as independent auditors of the Company for the 1999 fiscal year; and

     3. To transact such other business as may properly be brought before the Annual Meeting.

     This Proxy Statement, the accompanying Annual Report and the enclosed proxy card are being mailed to the Stockholders on or about April 8, 1999.

     Stockholders of record as of the close of business on March 19, 1999 (the "Record Date") will be entitled to notice of, to attend and to vote at the Annual Meeting on the basis of one vote for each share held. At the close of business on the Record Date, there were 30,735,522 shares of Common Stock outstanding (the "Outstanding Common Stock").

     The presence at the Annual Meeting, in person or by proxy, of Stockholders entitled to cast a majority of the votes entitled to be cast by all the Stockholders shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes (i.e., votes not cast by a broker or other record holder in "street" or nominee name solely because such record holder does not have discretionary authority to vote on the matter) will be counted toward the presence of a quorum, but will not be counted for purposes of determining the number of votes cast and therefore will not have any effect on the results of the votes on the proposals. The election of directors (Proposal 1) requires a plurality of the votes cast on the matter at the Annual Meeting. The ratification of the appointment of PricewaterhouseCoopers as independent auditors of the Company (Proposal 2) requires the affirmative vote of Stockholders holding a majority of the outstanding shares of Common Stock present or represented by proxy at the Annual Meeting and entitled to vote thereon.

     Under the Delaware General Corporation Law ("DGCL"), holders of shares of Outstanding Common Stock will not be entitled to appraisal rights with respect to such shares with respect to any of the proposals.

     This Proxy Statement is accompanied by a proxy card for use by the Stockholders. The shares of Common Stock represented by a proxy card properly executed, duly returned and not subsequently revoked will be voted at the Annual Meeting as indicated or, if no instructions are given, in favor of all of the nominees for director and Proposal 2, and otherwise in accordance with the judgment of the person or persons voting the proxy on any other matter properly brought before the meeting. The Company does not presently know of any other business which may come before the Annual Meeting. Any Stockholder executing a proxy has the right to revoke it at any time before it is exercised by (a) filing with the Secretary of the Company a duly signed revocation or proxy bearing a later date or (b) voting in person at the Annual Meeting.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Company has a classified Board of Directors, consisting of Class I Directors, Class II Directors and Class III Directors, the members of which serve staggered three-year terms. Effective at the time of the Annual Meeting and until further action of the Board, the Board of Directors has set the number of members of the Board of Directors at seven, three of which are designated as Class I directors, two as Class II directors and two as Class III directors. The Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") provides that the term of the Class II directors terminates on the date of the Annual Meeting. Accordingly, the Stockholders, voting as a class, have the right to elect two directors to serve until the date of the annual meeting of Stockholders held in 2002 and until their respective successors are duly elected and qualified. The terms of the Class III and Class I directors will terminate on the date of the annual meeting of Stockholders in the years 2000 and 2001, respectively.

     The Board of Directors has nominated Christopher Sporborg and Mark H. Getty, the Class II director nominees named below, to serve as Class II directors to hold office until the annual meeting of Stockholders to be held in 2002 and until their respective successors are duly elected and qualified. Mr. Sporborg is currently a Class II director of the Company. Manny Fernandez, who has served as a Class II director of the Company since February 1998, has informed the Company that he will not stand for reelection at this Annual Meeting. Accordingly, Mr. Getty, who has served as a Class III director of the Company since February 1998, has informed the Company that he will resign as a Class III director effective at the time of the Annual Meeting in order to serve as a Class II director in the seat vacated by Mr. Fernandez. The remaining five directors named below will continue in office. The Board of Directors does not anticipate that either of these nominees will be unable or unwilling to serve, but if either nominee should be unable or unwilling to serve, the proxies will be voted for the election of such other person designated by the Board of Directors. Set forth below is a brief description of the background of each nominee for election as a director and each director continuing in office.

NOMINEES FOR CLASS II DIRECTORS

                                                                                        DIRECTOR
         NAME            AGE         BUSINESS EXPERIENCE DURING PAST FIVE YEARS          SINCE
         ----            ---         ------------------------------------------         --------
Christopher H. Sporborg  59     Mr. Sporborg has been a director since February 1998      1998
  (Class II)                    and served as a director of Getty Communications plc
                                from May 1996 to February 1998. From its inception
                                in 1993 until April 1996, he served as a Chairman of
                                Getty Investment Holdings L.L.C. Mr. Sporborg has
                                held various positions at Hambros Bank Limited from
                                1962 to 1998, including Deputy Chairman of Hambros
                                PLC. Among other positions, Mr. Sporborg is Founder
                                and Chairman of Hambros Countrywide PLC, Hambros
                                Insurance Services Group PLC and Atlas Copco PLC;
                                Deputy Chairman of CE Health PLC; and a director of
                                Trade Indemnity PLC.

Mark H. Getty            38     Mr. Getty has been Executive Chairman and a director      1998
  (Class II)                    since September 1998 and served as Co-Chairman and
                                director from February 1998 until September 1998. He
                                served as Executive Chairman and a director of Getty
                                Communications plc from April 1996 to February 1998.
                                From March 1995 to April 1996, Mr. Getty served as
                                the Joint Chairman of Getty Communications plc. In
                                1993, Mr. Getty co-founded Getty Investment Holdings
                                L.L.C. and from 1993 to 1995, together with Mr.
                                Klein, formulated and implemented its strategy. From
                                1991 to 1993, Mr. Getty worked at Hambros Bank
                                Limited. Mr. Getty serves on the board of directors
                                of The Conservation Corporation and is Chairman of
                                Getty Investments L.L.C.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF ALL OF THE NOMINEES TO THE BOARD OF DIRECTORS LISTED ABOVE.

DIRECTORS CONTINUING IN OFFICE

                                                                                        DIRECTOR
         NAME            AGE         BUSINESS EXPERIENCE DURING PAST FIVE YEARS          SINCE
         ----            ---         ------------------------------------------         --------
James N. Bailey          52     Mr. Bailey has been a director since February 1998        1998
  (Class I)                     and served as a director of Getty Communications plc
                                from September 1996 to February 1998. Mr. Bailey is
                                a founder of Cambridge Associates, Inc., an
                                investment consulting firm, and has served as its
                                President since its inception in May 1973. He also
                                serves on the board of The Plymouth Rock Company,
                                SRB Corporation, Inc., Direct Response Corporation,
                                Coolidge Investment Company Inc., Homeowners Direct
                                Company and a number of not-for-profit
                                organizations, including the New England Aquarium.

Andrew S. Garb           56     Mr. Garb has been a director since February 1998,         1998
  (Class I)                     and served as director of Getty Communications plc
                                from May 1996 to February 1998. Mr. Garb also has
                                served as a director of Getty Investments L.L.C. and
                                its predecessor, Getty Investment Holdings L.L.C.,
                                since 1993. Mr. Garb is a partner in Loeb & Loeb,
                                L.L.P., a U.S. based law firm, and was the firm's
                                Managing Partner from 1986 to 1992.

Anthony Stone            67     Mr. Stone has been a director since February 1998         1998
  (Class I)                     and served as a director of Getty Communications plc
                                from March 1995 to February 1998. Mr. Stone, the
                                founder of Tony Stone Images, served as Chairman and
                                Managing Director of Tony Stone Images from 1969 to
                                1992. From 1992 until the acquisition of Tony Stone
                                Images by Getty Communications plc in March 1995, he
                                served as its Chairman.

Jonathan D. Klein        38     Mr. Klein has been Chief Executive Officer and a          1998
  (Class III)                   director since February 1998 and served as Chief
                                Executive Officer and a director of Getty
                                Communications plc from April 1996 to February 1998.
                                From March 1995 to April 1996, Mr. Klein served as
                                the Joint Chairman of Getty Communications plc. In
                                1993, Mr. Klein co-founded Getty Investment Holdings
                                L.L.C. and from 1993 to 1995, together with Mr.
                                Getty, formulated and implemented its strategy. From
                                1983 to 1993, Mr. Klein held various positions at
                                Hambros Bank Limited and was a director from 1989 to
                                1998. Mr. Klein serves on the board of Getty
                                Investments L.L.C. and The Conservation Corporation.

Mark Torrance            52     Mr. Torrance has been non-executive Vice Chairman         1998
  (Class III)                   since September 1998 and a director since February
                                1998. From February 1998 until September 1998, Mr.
                                Torrance served as Co-Chairman. Mr. Torrance
                                co-founded PhotoDisc, Inc. in 1992 and served as its
                                Chairman of the Board and Chief Executive Officer
                                from 1992 to February 1998. Prior to founding
                                PhotoDisc, Inc., Mr. Torrance served as President of
                                Muzak, Inc. from 1985 to 1987, and as President of
                                Yesco from 1972 to 1985, both of which are
                                foreground music distribution companies.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors held eight meetings during 1998. Each member of the Board of Directors attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees of which he was a member during the last year, except for Mr. Sporborg.

     The Company has an Audit Committee which consists of Messrs. Bailey, Garb and Sporborg. The Audit Committee reviews the internal controls of the Company and reviews the services performed and to be performed by the independent auditors of the Company during the year. The members of the Audit Committee also meet regularly with the independent auditors to review the scope and results of the annual audit. The Audit Committee met twice during 1998.

     The Company also has a Compensation Committee which consists of Messrs. Bailey, Garb and Sporborg. The Compensation Committee reviews the compensation of the senior officers of the Company, including executive bonus plan allocations, and is responsible for the administration of the Getty Images, Inc. 1998 Stock Incentive Plan. The Compensation Committee met three times during 1998.

     The Company has no nominating committee of the Board of Directors.

COMPENSATION OF DIRECTORS

     Members of the Board of Directors did not receive any cash compensation in connection with their service on the Board of Directors or any committee thereof during fiscal 1998. Directors are reimbursed for their reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors or any committee thereof.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of Messrs. Bailey, Garb or Sporborg is an executive officer of an entity for which an executive officer of the Company during the last fiscal year served as a member of a compensation committee or director.

BUSINESS EXPERIENCE OF OTHER EXECUTIVE OFFICERS

     Set forth below is certain information with respect to other current executive officers of Getty Images:

        NAME          AGE            BUSINESS EXPERIENCE DURING PAST FIVE YEARS
        ----          ---            ------------------------------------------
Michel Bernard        62    Mr. Bernard has been Chief Executive Officer, Liaison Agency
                            Inc. since 1997, following the acquisition of Liaison Agency by Getty Communications plc. Mr. Bernard founded Liaison
                            Agency in New York in 1966. From 1966 to 1997, Mr. Bernard
                            was President of Liaison Agency, and was responsible for the development of Liaison Agency into one of the leading news and reportage agencies in North America. Prior to 1966, Mr.
                            Bernard was the U.S. correspondent for various French
                            newspapers and broadcasting companies.

Andrew Duncomb        32    Mr. Duncomb has been Managing Director, Tony Stone Images
                            Rest of World since October 1998 and served as President,
                            Tony Stone Images/ Hulton Getty Americas from 1997 until
                            October 1998. Mr. Duncomb joined Tony Stone Images in 1990 and became Vice President of Sales at Tony Stone Images/New
                            York in 1994 before returning to London in 1995 to manage
                            Getty Communications plc's network of licensees throughout
                            Europe, Australia and Japan. In 1996, he was Managing
                            Director of Getty Communications plc's newly acquired
                            footage division in North America.

Nicholas Evans-Lombe  32    Mr. Evans-Lombe has been Senior Vice President, Strategy and
                            Corporate Development since February 1998 and served as the
                            Director of Strategy and Corporate Development of Getty
                            Communications plc from 1997 to February 1998. Prior to
                            joining Getty Communications plc in 1996, Mr. Evans-Lombe
                            held various positions in the corporate finance division at
                            Hambros Bank Limited from 1989 to December 1995. At Getty
                            Communications plc and the Company, he has been involved
                            with strategy, development and acquisitions.

        NAME          AGE            BUSINESS EXPERIENCE DURING PAST FIVE YEARS
        ----          ---            ------------------------------------------
John Hallberg         42    Mr. Hallberg has been President, Tony Stone Images North
                            America since October 1998. From September 1996 to October
                            1998, Mr. Hallberg served as Senior Vice President of
                            Worldwide Marketing for Encyclopedia Britannica. From
                            January 1995 until September 1996, he served as Senior Vice
                            President of Client Services for Information Resources,
                            Inc., and from August 1983 until December 1994, he held
                            various executive positions at General Mills.

Stephen M. Powell     46    Mr. Powell has been Chief Executive Officer, Allsport
                            Photographic plc since February 1998. Mr. Powell helped
                            establish Allsport Photographic plc in 1971, which was
                            acquired by Getty Images in February 1998.

Heather Redman        34    Ms. Redman has been Senior Vice President, General Counsel and Secretary since February 1998 and served as General
                            Counsel to PhotoDisc, Inc. from June 1996 to February 1998, its Vice President from July 1997 to February 1998 and its
                            Secretary from August 1996 to February 1998. Prior to
                            joining PhotoDisc, Inc., Ms. Redman was associated with the law firm of Heller Ehrman White & McAuliffe from November
                            1991 until June 1996.

Christopher J.        38    Mr. Roling has been Senior Vice President, Finance and Chief
  Roling                    Financial Officer since January 1999. Prior to joining the
                            Company, Mr. Roling served as Chief Financial Officer of The
                            Kellogg Company for its Europe, Africa and Middle East
                            regions from August 1996 to January 1999. From May 1995 to
                            August 1996, Mr. Roling served as the Vice President,
                            International Business Development for R.J. Reynolds
                            International and from 1993 to May 1995 served as the Chief
                            Financial Officer, Northern Europe of Pepsico International.

Jan Ross              46    Ms. Ross has been Chief Executive Officer, Energy Film
                            Library since July 1997. Ms. Ross co-founded Energy Film
                            Library in 1974, serving as its Chief Executive Officer
                            since 1993, which was acquired by Getty Communications in
                            1997.

Don Smith             38    Mr. Smith has been Managing Director, Tony Stone
                            Images/Hulton Getty Worldwide since July 1998 and served as
                            Senior Vice President, Services since February 1998. Prior to that, he served as Group Services Director of Getty
                            Communications plc from February 1997 to February 1998. From
                            1995 to January 1997, he was Divisional Managing Director of
                            Wace Corporate Imaging. From 1988 to 1995, Mr. Smith worked in a number of production roles at RR Donnelley before being appointed Divisional Director.

Sally von Bargen      50    Ms. von Bargen has been President, PhotoDisc, Inc. since
                            February 1998 and served as its Senior Vice President of
                            Sales and Service from March 1997 to February 1998. Ms. von
                            Bargen served as a director of PhotoDisc, Inc. from 1992 to
                            August 1996, and as an advisor and consultant to the Chief
                            Executive Officer and President from September 1995 to March
                            1997. She was also a senior management consultant with
                            Satellite Market Resources from September 1992 to November
                            1996 and a Seattle public school teacher from September 1993 to June 1994.

Warwick Woodhouse     47    Mr. Woodhouse has been Senior Vice President, Planning since
                            February 1998 and served as Group Planning Director of Getty
                            Communications plc from October 1996 to February 1998. From early 1996 until October 1996, Mr. Woodhouse was Executive
                            Director of Strategic Development of Rennies Travel Pty, a
                            travel and travel-related services company. During 1995, he was an Associate Partner at PA Consulting Group, a London-
                            based international management consulting firm. From 1990 to
                            1995, Mr. Woodhouse held various executive positions at The
                            Thomas Cook Group Ltd., a travel and travel-related services company.

                                   PROPOSAL 2

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     PricewaterhouseCoopers, chartered accountants, served as independent auditors of the Company for the fiscal year ended December 31, 1998. The Board of Directors, acting upon the recommendation of the Audit Committee, has appointed PricewaterhouseCoopers as independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 1999 and to perform other appropriate accounting services. A proposal will be presented at the Annual Meeting to ratify the appointment of PricewaterhouseCoopers as the Company's independent auditors. A representative of PricewaterhouseCoopers will be present at the Annual Meeting and will have the opportunity to make a statement if the representative so desires and to respond to appropriate questions from the Stockholders. If the Stockholders do not ratify this appointment, the Board of Directors will reconsider its appointment.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE
STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF
PRICEWATERHOUSECOOPERS AS INDEPENDENT AUDITORS OF THE COMPANY.

                                 OTHER MATTERS

     The Company knows of no other matters to be presented at the Annual Meeting other than those described in this Proxy Statement. In the event that other business properly comes before the meeting, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.

                 INFORMATION REGARDING BENEFICIAL OWNERSHIP OF
                PRINCIPAL STOCKHOLDERS, DIRECTORS AND MANAGEMENT

     The following table sets forth information as of March 1, 1999, with respect to directors, each executive officer named in the Summary Compensation Table and each person who is known by the Company to own beneficially more than 5% of the shares of its Common Stock, and with respect to shares of Common Stock owned beneficially by all directors and executive officers of the Company as a group:

                   AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

                       NAMES                         NUMBER OF SHARES(1)    PERCENT OF CLASS
                       -----                         -------------------    ----------------
Getty Investments, L.L.C. .........................       9,255,894(2)           30.16
Mark Torrance......................................       4,542,535(3)           14.68
PDI, L.L.C. .......................................       4,259,937(4)           13.88
Wade Ballinger (Torrance)..........................       2,094,231(5)            6.82
Mark H. Getty......................................       1,478,675(6)            4.69
Jonathan D. Klein..................................       1,449,575(7)            4.59
Stephen M. Powell..................................         575,227(8)            1.87
Michel Bernard.....................................         161,964(9)               *
Anthony Stone......................................         130,019                  *
Sally von Bargen...................................          83,690(10)              *
Andrew S. Garb.....................................          10,000                  *
Manny Fernandez....................................          10,000(11)              *
Christopher H. Sporborg............................             800                  *
James N. Bailey....................................               0                  *
All Executive Officers and Directors as a group (21
  persons).........................................       9,861,923(12)          29.67

---------------
  *  Less than 1%

 (1) Beneficial ownership represents sole or shared voting and investment power and is defined by the Securities and Exchange Commission (the "Commission") to mean generally the power to vote or dispose of securities, regardless of economic interest. The numbers were calculated pursuant to Rule 13d-3(d) of the Securities and Exchange Act of 1934, as amended. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by any other person listed. Getty Images had 30,694,297 shares of Common Stock outstanding as of March 1, 1999. To the Company's knowledge, the only stockholders who beneficially owned more than 5% of the outstanding common shares as of March 1, 1999, were Mr. Torrance, Ms. Ballinger (Torrance), PDI, L.L.C. and Getty Investments L.L.C. ("Getty Investments").

 (2) Consists of shares beneficially owned or deemed to be owned beneficially by Getty Investments as follows: 622,602 shares held by the October 1993 Trust to which Getty investments shares voting and investment power with Mr. Getty pursuant to the Getty Parties Shareholders' Agreement and 592,602 shares held by Abacus Trust Company (Isle of Man) as Trustees of the J D Klein Family Settlement ("The Klein Family Trust") as to which Getty Investments shares voting and investment power with Mr. Klein pursuant to the Getty Parties Shareholders' Agreement and 8,040,690 shares held directly by Getty Investments. The address of Getty Investments is 1325 Airmotive Way, Suite 262, Reno, Nevada 89502.

 (3) Includes 250,000 shares of Common Stock issuable upon exercise of outstanding options. Consists of shares beneficially owned or deemed to be owned beneficially by Mr. Torrance as follows: 4,259,937 held by PDI, L.L.C., a Washington limited liability company, 2,429,749 shares as to which Mr. Torrance has sole voting and investment power and 1,830,188 as to which Mr. Torrance shares voting and investment power with Ms. Ballinger (Torrance) and the co-trustees of three trusts established for the benefit of their children, respectively, and 282,598 shares held directly by Mr. Torrance. Mr. Torrance disclaims beneficial ownership of 1,830,188 shared held by PDI, L.L.C. attributable to Ms. Ballinger (Torrance) and the three trusts established for the benefit of the children, as to which Mr. Torrance has no pecuniary interest. Mr. Torrance's business address is 80
     S. Washington Street, Suite 303, Seattle, WA 98104.

 (4) PDI, L.L.C. is a Washington limited liability company formed on October 31, 1996 with five members, Mr. Torrance, Ms. Ballinger (Torrance) and three trusts established for the benefit of their children. Mr. Torrance, non-executive Vice Chairman of Getty Images, is Manager of PDI, L.L.C. The address for PDI, L.L.C. is 80 South Washington Street, Suite 303, Seattle, Washington 98104.

 (5) Consists of shares beneficially owned or deemed to be owned beneficially by Ms. Ballinger (Torrance) as follows: 1,649,587 held by PDI, L.L.C., a Washington limited liability company as to which Ms. Torrance (Ballinger) shares voting and investment power with Mr. Torrance and 444,644 held directly by Ms. Ballinger (Torrance). Ms. Ballinger's (Torrance) address is The Highlands, Seattle, Washington 98117.

 (6) Includes 856,073 shares of Common Stock issuable upon exercise of outstanding options. Consists of shares beneficially owned or deemed to be owned beneficially by Mark H. Getty as follows: 622,602 shares held by October 1993 Trust, as to which Mr. Getty shares voting and investment power with Getty Investments pursuant to the Getty Parties Shareholders' Agreement and 856,073 shares held directly by Mr. Getty. Mr. Getty is one of six directors of Getty Investments.

 (7) Includes 856,073 shares of Common Stock issuable upon exercise of outstanding options. Consists of shares beneficially owned or deemed to be owned beneficially by Jonathan D. Klein as follows: 592,602 shares held by The Klein Family Trust as to which Mr. Klein shares voting and investment power with Getty Investments pursuant to the Getty Parties Shareholders' Agreement and 856,973 shares held directly by Mr. Klein. Mr. Klein disclaims beneficial ownership of 900 shares in favor of his children. Mr. Klein is one of six directors of Getty Investments.

 (8) Consists of 575,227 shares held by Orbis Management Limited Trust as to which Mr. Powell has sole voting and investment power. Mr. Powell disclaims beneficial ownership of 100,000 shares in favor of his two children.

 (9) Includes 6,041 shares of Common Stock issuable upon exercise of outstanding options.

(10) Includes 27,125 shares of Common Stock issuable upon exercise of outstanding options.

(11) Represents 10,000 shares of Common Stock issuable upon exercise of outstanding options.

(12) Includes 2,532,212 shares of Common Stock issuable upon exercise of outstanding options.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information regarding compensation paid or earned for all services rendered to Getty Images or Getty Communications plc ("Getty Communications"), predecessor to Getty Images, in all capacities during the fiscal years ended December 31, 1998, 1997 and 1996, respectively, by Getty Images' chief executive officer, the four other most highly compensated executive officers of Getty Images and additional officers for whom disclosures would have been provided but for the fact that the individuals were not serving as executive officers at the end of the last completed fiscal year, whose total annual salary and bonus exceeded $100,000, based on salary and bonuses earned during the fiscal years ended December 31, 1998, 1997 and 1996, respectively (collectively, the "Named Executive Officers"):

SUMMARY COMPENSATION TABLE(1)

                                                                      LONG TERM
                                                                     COMPENSATION
                                                                     ------------
                                           ANNUAL COMPENSATION        SECURITIES
                                         ------------------------     UNDERLYING        ALL OTHER
  NAME AND PRINCIPAL POSITION    YEAR    SALARY(6)    BONUS(6)(7)     OPTIONS(#)     COMPENSATION(8)
  ---------------------------    ----    ---------    -----------    ------------    ---------------
Jonathan D. Klein..............  1998    $ 325,000     $195,000        675,000         $   65,332(9)
  Chief Executive Officer        1997      228,831      171,623             --             16,573
                                 1996      187,206       20,288        923,985                312
Mark H. Getty..................  1998      275,000      245,000        675,000             55,332(9)
  Executive Chairman             1997      228,831      171,623             --             13,965
                                 1996      187,206       20,288        923,985                312
Mark Torrance(2)...............  1998      264,471       73,333        550,000          1,101,390(10)
  Non-Executive Vice Chairman
Stephen M. Powell(3)...........  1998      202,115       79,095(11)          0             33,326(12)
  CEO, Allsport Photographic
  plc
Michel Bernard(4)..............  1998      225,000       40,000         25,000             43,296(13)
  CEO, Liaison Agency Inc.       1997       75,000            0         23,998             26,340(14)
Sally von Bargen(5)............  1998      187,789       57,000         65,000              7,331(15)
  President, PhotoDisc, Inc.

---------------
 (1) The cash compensation paid to certain of the Named Executive Officers was paid in pounds sterling and has been converted into U.S. dollars on an annual average basis. The exchange rates in U.S. dollars per pound sterling based on the average of the noon buying rate in the City of New York for cable transfers in pounds sterling as certified for customs purposes by the Federal Reserve Bank of New York in effect on each day for the years ended December 31, 1998, 1997 and 1996 were $1.66, $1.64 and $1.56, respectively.

 (2) Mr. Torrance became an executive officer of the Company on February 9, 1998 in connection with the Company's acquisition of PhotoDisc, Inc. Mr. Torrance's employment with the Company ended on September 25, 1998; he continues to serve as non-executive Vice Chairman of the Board.

 (3) Mr. Powell became an executive officer of the Company on February 10, 1998 in connection with the Company's acquisition of Allsport Photographic plc.

 (4) Mr. Bernard became an executive officer of the Company on March 14, 1997 in connection with the Company's acquisition of Liaison Agency Inc.

 (5) Ms. von Bargen became an executive officer of the Company on February 9, 1998 in connection with the Company's acquisition of PhotoDisc, Inc.

 (6) The salary and bonus information included herein for 1996 and 1997 relates to salaries and bonuses paid to Messrs. Klein, Getty and Bernard as employees of Getty Communications plc.

 (7) The amounts disclosed in the bonus column were awarded under the Getty Communications plc Executive Bonus Plan for the years ended December 31, 1996 and December 31, 1997, respectively, and under the Getty Images, Inc. Executive Bonus Plan for the year ended December 31, 1998.

 (8) The amounts disclosed in this column include contributions under the Company and its subsidiaries 401(k) and other defined contribution plans and other miscellaneous benefits as described in the footnotes below. For the years ended December 31, 1996 and December 31, 1997, respectively, the amounts relate to other compensation received as employees of Getty Communications plc.

 (9) Represents 20% of base salary paid in lieu of an employee benefit plan contribution and $332 for mobile phone expenses.

(10) Represents $1,090,833 for severance payments (See "Arrangements with Named Executive Officers -- Separation Agreement with Mark Torrance"), $2,384 for 401(k) contributions, $4,581 for health and life insurance premiums, $1,530 for parking and $2,062 for mobile phone expenses.

(11) Includes a $14,095 bonus payment by Allsport Photographic plc for services rendered in 1998 from the Allsport bonus scheme.

(12) Represents $20,212 for defined contribution plan contributions, $12,782 for car payments and $332 for mobile phone expenses.

(13) Represents $2,325 for 401(k) contributions, $23,772 for health, life and disability insurance premiums, $11,797 for automobile lease and parking expenses and $5,401 for mobile phone expenses.

(14) Represents $15,321 for health, life and disability insurance premiums, $7,552 for automobile lease and parking expense and $3,467 for mobile phone expenses.

(15) Represents $1,610 for 401(k) contributions, $5,692 for health and life insurance premiums and $30 for mobile phone expenses.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information concerning options granted during 1998 to the Named Executive Officers during fiscal 1998 to purchase shares of the Company's Common Stock. The Company has no outstanding stock appreciation rights. In accordance with the rules of the Securities and Exchange Commission, the table shows the hypothetical "gains" or "option spreads" that would exist for the respective options based on assumed rates of annual stock price appreciation of 5% and 10% from the date the options were granted over the full option term.

                                                                                            POTENTIAL REALIZABLE
                                                                                              VALUE AT ASSUMED
                                                                                           ANNUAL RATES OF STOCK
                                                                                           PRICE APPRECIATION FOR
                            NUMBER OF        PERCENT OF TOTAL                                  OPTION TERM(1)
                            SECURITIES           OPTIONS        EXERCISE                 --------------------------
                            UNDERLYING          GRANTED TO      PRICE PER   EXPIRATION   FIVE PERCENT   TEN PERCENT
         NAME           OPTIONS GRANTED(2)      EMPLOYEES         SHARE        DATE           5%            10%
         ----           ------------------   ----------------   ---------   ----------   ------------   -----------
Jonathan D. Klein.....       575,000              12.85%         $20.91       2/9/08      $7,561,357    $19,161,964
                             100,000               2.24           13.32      11/3/08         837,688      2,122,865
Mark H. Getty.........       575,000              12.85           20.91       2/9/08       7,561,357     19,161,964
                             100,000               2.24           13.32      11/3/08         837,688      2,122,865
Mark Torrance.........       550,000              12.30           20.91       2/9/08       7,232,603     18,328,835
Stephen M. Powell.....            --                 --              --           --              --             --
Michel Bernard........        10,000               0.22           20.91       2/9/08         131,502        333,252
                              15,000               0.34           14.94       9/8/08         140,935        357,158
Sally von Bargen......        65,000               1.45           20.91       2/9/08         854,762      2,166,135

---------------
(1) The value is based on the assumption that the price of the Company's Common Stock appreciates at the rate shown (compounded annually) from the date of grant to the expiration date. These numbers are presented in accordance with the requirements of the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price performance.

(2) These options granted under the Getty Images, Inc. 1998 Stock Incentive Plan are scheduled to vest over a four-year period, 25% on the first anniversary from the date of grant and monthly on a pro rata basis thereafter, and were granted with an exercise price equal to the average of the high and low prices of the Common Stock of the Company on the date of grant; provided that grants of 75,000, 75,000 and 50,000 options to Messrs. Klein, Getty and Torrance, respectively, vest in their entirety on the first anniversary of their date of grant.

AGGREGATE OPTION EXERCISES IN 1998 AND VALUES AT YEAR-END 1998

     The following table sets forth information regarding the number of shares acquired and value realized for options exercised by the Named Executive Officers during the year ended December 31, 1998, and the number and aggregate dollar value of unexercised options held at the end of 1998:

                                                            NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                                 OPTIONS AT              IN-THE-MONEY OPTIONS AT
                               SHARES                         DECEMBER 31, 1998           DECEMBER 31, 1998(1)
                             ACQUIRED ON      VALUE      ---------------------------   ---------------------------
                              EXERCISE     REALIZED(2)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                             -----------   -----------   -----------   -------------   -----------   -------------
Jonathan D. Klein..........        --       $     --       558,241       1,040,744     $2,877,269     $2,271,854
Mark H. Getty..............        --             --       558,241       1,040,744      2,877,269      2,271,854
Mark Torrance..............        --             --       190,000         360,000             --             --
Stephen M. Powell..........        --             --            --              --             --             --
Michel Bernard.............    17,991        181,289         2,624          28,373             --         33,713
Sally von Bargen...........        --             --         8,167          65,000        138,900             --

---------------
(1) Values are calculated for options that are "in-the-money" by subtracting the exercise price per share of the option from the per share closing price of Getty Images on December 31, 1998, which was $17.1875.

(2) Value realized is calculated by subtracting the aggregate exercise price of the options exercised from the aggregate market value of the shares of Common Stock acquired on the date of exercise.

                   ARRANGEMENTS WITH NAMED EXECUTIVE OFFICERS

     The Company has from time to time entered into employment and separation agreements with certain of its executive officers. The Named Executive Officers with whom the Company has such agreements, the date of the agreements and a summary of such agreements are set forth in the following paragraphs.

     Employment Agreements with Jonathan D. Klein. As of February 9, 1998 (the "Effective Date"), the Company entered into employment agreements with Jonathan
D. Klein, pursuant to which Mr. Klein has agreed to serve as the Chief Executive Officer of Getty Images. One of Mr. Klein's agreements relates to his services to be performed for Getty Images outside of the United Kingdom and the other relates to his services to be performed for Getty Images in the United Kingdom. Each of the employment agreements with Mr. Klein is for a term commencing on February 9, 1998 and continuing until either party provides the other with at least twelve months' notice of its intent not to renew the agreement, provided that neither party may provide the other with a notice of termination prior to the third anniversary of the Effective Date.

     During the term of the agreements, Mr. Klein will receive a base salary of $325,000 (as may be increased from time to time) and will participate in the Company's bonus plan pursuant to which he will have the opportunity to earn up to 60% of his base salary as a bonus in each calendar year during the term. Mr. Klein's employment agreement also provides him with certain other benefits and perquisites, such as a supplemental pension program, a company car and reimbursement of expenses associated therewith, and certain other welfare and fringe benefits.

     In addition, pursuant to his employment agreements, Mr. Klein was granted an option to purchase 75,000 shares of Common Stock at an exercise price equal to the fair market value of such stock on the Effective Date, which was $20.91 per share, which option vested in full on February 1, 1999, and an additional option to purchase 500,000 shares of Common Stock, at an exercise price equal to $20.91, which option vested as to 25% on February 1, 1999 and the remainder of which will vest ratably on the first day of each month thereafter over the following three years.

     In the event that Mr. Klein is terminated without "cause" or for "disability" or resigns for "good reason" (as each such term is defined in his employment agreement), he will receive (in addition to amounts accrued and unpaid) a lump sum payment in an amount equal to his base salary, maximum bonus and supplemental pension contributions for the remainder of the term of the agreement. In the event of a change in control of Getty Images (as defined in the Getty Images, Inc. 1998 Stock Incentive Plan (the "Stock Incentive Plan")), Mr. Klein will have the right to resign his employment and receive a lump sum payment in an amount equal to his base salary, maximum bonus and supplemental pension contributions for the remainder of the term of the agreement. In either of these circumstances, Mr. Klein and his eligible dependents will continue to participate in the Company's medical benefit plans for the longer of two years following the termination or resignation, as the case may be, and the remainder of the term. In the event that any of the payments to be made to Mr. Klein would constitute "excess parachute payments" within the meaning of Section 280G of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), the aggregate amount of his parachute payments will be reduced to $1.00 less than three times Mr. Klein's "base amount" (as defined under Section 280G of the Code).

     Employment Agreement with Mark H. Getty. As of the Effective Date, the Company entered into an employment agreement with Mark H. Getty, pursuant to which Mr. Getty has agreed to serve as the Co-Chairman (now serving as Chairman) of the Board of Directors of Getty Images for a term commencing on February 9, 1998 and continuing until either party provides the other with at least twelve months' notice of its intent not to renew the agreement, provided that neither party may provide the other with a notice of termination prior to the third anniversary of the Effective Date.

     During the term of the agreement, Mr. Getty will receive a base salary of $275,000 (as may be increased from time to time) and will participate in the Company's bonus plan pursuant to which he will have the opportunity to earn up to 50% of his base salary as a bonus in each calendar year during the term. Mr. Getty's employment agreement also provides him with certain other benefits and perquisites, such as a supplemental pension program, a company car and reimbursement of expenses associated therewith, and certain other welfare and fringe benefits.

     At a Board Meeting held on February 8, 1999, the Board of Directors approved an amendment to Mr. Getty's employment agreement approving an increase in salary to $325,000 per year and an increase in his bonus eligibility to 60% of annual salary, beginning in fiscal year 1999. Further, the Board of Directors approved a bonus for Mr. Getty for 1998 in the amount of $245,000.

     In addition, pursuant to his employment agreement, Mr. Getty was granted an option to purchase 75,000 shares of Common Stock at an exercise price equal to the fair market value of such stock on the Effective Date, which was $20.91 per share, which option vested in full on February 1, 1999, and an additional option to purchase 500,000 shares of Common Stock, at an exercise price of $20.91 per share, which option vested as to 25% on February 1, 1999 and the remainder of which will vest ratably on the first day of each month thereafter over the following three years.

     In the event that Mr. Getty is terminated without "cause" or for "disability" or resigns for "good reason" (as each such term is defined in his employment agreement), he will receive (in addition to amounts accrued and unpaid) a lump sum payment in an amount equal to his base salary, maximum bonus and supplemental pension contributions for the remainder of the term of the agreement. In the event of a change in control of Getty Images (as defined in the Stock Incentive Plan), Mr. Getty will have the right to resign his employment and receive a lump sum payment in an amount equal to his base salary, maximum bonus and supplemental pension contributions for the remainder of the term of the agreement. In either of these circumstances, Mr. Getty and his eligible dependents will continue to participate in the Company's medical benefit plans for the longer of two years following the termination or resignation, as the case may be, and the remainder of the term. In the event that any of the payments to be made to Mr. Getty would constitute "excess parachute payments" within the meaning of Section 280G of the Code, the aggregate amount of his parachute payments will be reduced to $1.00 less than three times Mr. Getty's "base amount" (as defined under Section 280G of the Code).

     Employment Agreement with Stephen Powell. As of the Effective Date, Allsport Photographic plc entered into an employment agreement with Stephen Powell, pursuant to which Mr. Powell has agreed to serve as Chief Executive Officer of the Allsport Group for a term commencing on the Effective Date and continuing for an initial period of 24 months and terminable thereafter by either party by giving to the other at least twelve month's written notice of its intent not to renew the agreement.

     During the term of the agreement, Mr. Powell will receive a base salary of L120,750 ($200,445 using an assumed exchange rate of $1.66) (as may be increased from time to time by the Company) and will be entitled to participate in the Company's bonus plan on such terms as the Company may in its absolute discretion decide. Mr. Powell's employment agreement also provides him with certain other benefits and perquisites, such as a supplemental pension program, a company car and reimbursement of expenses associated therewith, and certain other welfare and fringe benefits.

     Employment Agreement with Michel G. Bernard. As of March 14, 1997, Liaison Agency Inc. entered into an employment agreement with Michel G. Bernard, pursuant to which Mr. Bernard has agreed to serve as the Chief Executive Officer of Liaison Agency Inc. for a term commencing on March 14, 1997 and continuing for a fixed period of twelve months, and thereafter which may be terminated following the first anniversary of the date of the Agreement without cause by giving six months written notice to the other party.

     The agreement provides for Mr. Bernard to receive a base salary of $100,000 for the period ended December 31, 1997 and $225,000 per year thereafter and entitles him to be paid a bonus in accordance with the Company's bonus plan (as amended from time to time). Mr. Bernard's employment agreement also provides him with certain other benefits and perquisites, such as a supplemental pension program, a company car and reimbursement of expenses associated therewith, and certain other welfare and fringe benefits.

     Upon termination, the Company is required to pay Mr. Bernard any salary earned and unpaid to the date of termination, and any outstanding funds advanced by the Company to or on behalf of Mr. Bernard become immediately due and payable.

     Employment Agreement with Sally von Bargen. As of the Effective Date, PhotoDisc, Inc. ("PhotoDisc") entered into an employment agreement with Sally von Bargen, pursuant to which Ms. von Bargen agreed to serve as the Co-President (presently serving as President) of PhotoDisc for a term commencing on the Effective Date and continuing until either party provides the other with at least six months' written notice of its intent not to renew the agreement, provided that neither party may provide the other with a notice of termination prior to August 10, 1999.

     During the term of the agreement, Ms. von Bargen will receive a base salary of $190,000 (as may be increased from time to time) and will participate in the Company's bonus plan pursuant to which she will have the opportunity to earn up to 30% of her base salary as a bonus in each calendar year during the term. Ms. von Bargen's employment agreement also provides her with certain other benefits and perquisites.

     In addition, pursuant to her employment agreement, Ms. von Bargen was granted an option to purchase 65,000 shares of Common Stock at an exercise price equal to the fair market value of such stock on the Effective Date, which was $20.91 per share, which option vested as to 25% on February 1, 1999 and the remainder of which will vest ratably on the first day of each month thereafter over the following three years.

     In the event that Ms. von Bargen is terminated without "cause" or resigns for "good reason" (as each such term is defined in her employment agreement), she will receive (in addition to amounts accrued and unpaid) a lump sum payment in an amount equal to her base salary and accrued bonus up to and including the date of termination, as well as any unreimbursed expenses. Ms. von Bargen and her eligible dependents will also continue to participate in the Company's health and medical benefit plans for the longer of one year following the involuntary termination or the remainder of the term. In the event of termination for disability, the Company must provide Ms. von Bargen with six months' prior written notice, at which time Ms. von Bargen will be entitled to receive, for the remainder of the term, her salary at the rate in effect prior to such disability, plus her maximum bonus, less any amounts paid to her under any disability plan of the Company. Ms. von Bargen and her eligible dependents will continue to participate in the Company's medical benefit plans for the remainder of the term. In the event that any of the payments to be made to Ms. von Bargen would constitute "excess parachute payments" within the meaning of
Section 280G of the Code, the aggregate amount of her parachute payments will be reduced to $1.00 less than three times Ms. von Bargen's "base amount" (as defined under Section 280G of the Code).

     Separation Agreement with Mark Torrance. As of September 28, 1998, the Company entered into a separation agreement with Mark Torrance, at which time Mr. Torrance resigned as an officer and employee of the Company, including his position as Co-Chairman of the Board of Directors, and was appointed as non-executive Vice-Chairman of the Board of Directors.

     Pursuant to the Separation Agreement, the Company paid to Mr. Torrance in October 1998 the following: (a) a lump sum of $560,000 as consideration for the termination of his employment relationship with the Company under the Employment Agreement, (b) (i) any salary and deferred compensation accrued pursuant to the Employment Agreement for the period beginning on September 15, 1998 and ending on the separation date and (ii) a lump sum payment of $73,333.33 representing the portion of his bonus earned in 1998 through and including the separation date, (c) a lump sum of $530,833 as consideration for certain covenants and (d) a lump sum of $70,000 as reimbursement for the costs, fees and expenses (i) incurred in connection with the merger of PhotoDisc, Inc. and Getty Communications plc. and still remaining unreimbursed, and (ii) associated with the termination of his employment and reaching this Agreement.

     After the date of separation, Mr. Torrance is entitled to hold and exercise the stock options granted to him pursuant to the Company's 1998 Stock Incentive Plan, in accordance with the stock option agreements between Mr. Torrance and the Company, dated as of February 9, 1998, as if he continues to be an employee of the Company. The stock option agreement provides that Mr. Torrance may exercise any vested options until February 1, 2008. In addition, as long as Mr. Torrance complies with certain restrictions, such options will vest in accordance with the following schedule: 175,000 options vested on November 1, 1998 and the remaining 375,000 options vest at a rate of 15,000 options per month thereafter.

     Until September 27, 2000, Mr. Torrance is eligible to continue to participate, at the Company's expense, in the health and medical plans of the Company, and if he so desires, may have the life insurance policy maintained by the Company assigned and transferred to him.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Stockholders' Agreement. The Company and (i) the Getty Group (as defined below) and (ii) the Torrance Group (as defined below) have entered into a Stockholders' Agreement dated as of February 9, 1998 (the "Stockholders' Agreement"), which, among other things, provides for representation on the Company's Board of Directors and limits the rights of the parties thereto to transfer their respective shares of Common Stock. Certain provisions of the Stockholders' Agreement are described below. The "Getty Group" refers collectively to Getty Investments L.L.C. ("Getty Investments"), Mr. Mark H. Getty, Mr. Jonathan D. Klein, Abacus Trust Company (Isle of Man) as Trustees of the J D Klein Family Settlement, as successor by assignment from Crediton Limited ("The Klein Family Trust") (an entity of which the sole beneficiary is Mr. Klein) and the October 1993 Trust (a trust established by Mr. Getty). The "Torrance Group" refers collectively to PDI, L.L.C., Mr. Mark Torrance, Ms. Wade Ballinger (Torrance) and certain of their family members. The Getty Group, together with the Torrance Group are collectively the "Significant Stockholders".

     Pursuant to the Stockholders' Agreement, no Significant Stockholder may sell, encumber or otherwise transfer such Significant Stockholder's shares of Common Stock except (i) to a Permitted Transferee (as defined below); (ii) pursuant to the terms of the Stockholders' Agreements; (iii) subject to the arrangements within their respective "Group", pursuant to a registered public offering of shares of Common Stock in which to the knowledge of such significant stockholder no person or "Group" will purchase more than 5% of the then outstanding shares of Common Stock; or (iv) subject to any arrangements within their respective "Group", sales within the Rule 144 volume limitation, or in a cashless exercise of options. A "Permitted Transferee" is defined generally as
(i) Getty Images or its subsidiaries; (ii) in the case of any Significant Stockholder who is a natural person, a person to whom shares of Common Stock are transferred from such Significant Stockholder by gift, will or the laws of descent and distribution; (iii) any other member of the Getty Group or the Torrance Group, as the case may be; (iv) any affiliate of any Significant Stockholder; or (v) with respect to the taking of an encumbrance, any commercial bank or other financial institution that lends funds to a Significant Stockholder on condition of taking such encumbrance.

     If any Significant Stockholder (a "Prospective Seller") receives from or negotiates with a person, other than a Permitted Transferee or another Significant Stockholder (a "Stockholders' Agreement Third Party"), a bona fide offer to purchase any or all of such Prospective Seller's shares of Common Stock (the "Offered Stock") and such Prospective Seller intends to sell the Offered Stock to such Stockholder's Agreement Third Party, the Prospective Seller must provide written notice (the "Offer Notice") of such offer to Getty Images and the other Significant Stockholders constituting the Significant Stockholders' "Group" in which the Prospective Seller does not belong. The Offer Notice will constitute an offer by such Prospective Seller to sell to the recipients of such Offer Notice all (but not less than all) of the Offered Stock at the price per share of Common Stock at which the sale to the Stockholders' Agreement Third Party is proposed to be made in cash and will be irrevocable for ten days after receipt of such Offer Notice. The Prospective Seller has the right to reject any or all of the acceptances of the offer to sell the Offered Stock and sell all, but not less than all, the Offered Stock to the Stockholders' Agreement Third Party if (i) the Prospective Seller has not received acceptances as to all the Offered Stock prior to the expiration of the ten-day period following receipt of the Offer Notice or (ii) an accepting party fails to consummate the purchase of the Offered Stock and neither Getty Images nor the other Significant Stockholders who received the Offer Notice are prepared to purchase such Offered Stock within five business days of receiving notice of such failed purchase.

     Each of the Torrance Group and Getty Group will have the right, subject to termination conditions, to nominate one director. For so long as the Getty Group has the right to nominate one director of Getty Images, it shall also have the right to appoint the Chairman from among the directors of Getty Images, provided however, that for so long as either Mark Torrance or Mark Getty is a Co-Chairman of the Board, such rights shall not be in effect.

     The obligations and rights of the Significant Stockholders relating to the rights of first refusal and right to nominate one director will terminate when the Getty Group or the Torrance Group, as the case may be, and any of such Group's Permitted Transferees, collectively beneficially own fewer than the greater of (x) 3,000,000 shares of Common Stock and (y) such number of shares of Common Stock as is equal to two percent or less of the then outstanding shares of Common Stock.

     The Registration Rights Agreements. In connection with the consummation of the merger of the businesses of Getty Communications and PhotoDisc (the "Transactions"), Getty Images entered into Registration Rights Agreements, one with PDI, L.L.C. and Mr. Mark Torrance (the "PDI Shareholders") and a second with Getty Investments. Pursuant to the terms of the Registration Rights Agreement between Getty Images and the PDI Shareholders (the "PDI Registration Rights Agreement"), the PDI Shareholders, subject to the terms and conditions set forth in the PDI Registration Rights Agreement, may require Getty Images to file a registration statement with respect to all or a portion of the PDI Shareholders' shares of Common Stock (a "PDI Demand Right"), subject to certain limitations that may be imposed by the managing underwriter. The PDI Shareholders have a total of five Demand Rights, provided that the PDI Shareholders may not require the Company to file a registration statement on a "long form" on more than three occasions. In addition to their PDI Demand Rights, the PDI Shareholders have the right to have any or all of their shares of Common Stock included in any registration by Getty Images with respect to an offering of Common Stock (a "PDI Piggy-Back Right"), subject to certain limitations that may be imposed by the managing underwriter. Both the PDI Demand Rights and PDI Piggy-Back Rights will terminate on the earlier of (i) the date that all of the PDI Shareholders' shares of the Common Stock can be sold within a three-month period under the volume limitation of Rule 144(e) of the Securities Act or (ii) the 15th anniversary of the date of the PDI Registration Rights Agreement.

     Pursuant to the terms of the Registration Rights Agreement between Getty Images and Getty Investments (the "Getty Investments Registration Rights Agreement"), Getty Investments, subject to the terms and conditions set forth in the Getty Investments Registration Rights Agreement, may require Getty Images to file a registration statement with respect to all or a portion of Getty Investments' shares of Common Stock (a "Getty Demand Right"), subject to certain limitations that may be imposed by the managing underwriter. Getty Investments has five Getty Demand Rights. In addition to their Getty Demand Rights, Getty Investments has the right to have any or all of their shares of Common Stockholder included in any registration by Getty Images with respect to an offering of Common Stock (a "Getty Piggy-Back Right"), subject to certain limitations that may be imposed by the managing underwriter. Both the Getty Demand Rights and the Getty Piggy-Back Rights will terminate on the earlier of
(i) the date that all of the shares of Common Stock held by Getty investments can be sold within a three-month period under the volume limitation of Rule 144(e) of the Securities Act or (ii) the 15th anniversary of the date of the Getty Investments Registration Rights Agreement.

     In addition to the registration rights described above, upon the consummation of the Transactions, Getty Images assumed the obligations of Getty Communications and PhotoDisc with respect to certain demand and piggy-back registration rights granted by the companies to certain of their respective shareholders, including, in the case of PhotoDisc, certain registration rights granted to holders of its Series A Preferred Stock, and, in the case of Getty Communications, certain registration rights granted to the October 1993 Trust and The Klein Family Trust, Messrs. Getty and Klein, RIT Capital Partners, Mr. Stone, Mr. Lawrence Gould and The Schwartzberg Family L.P.

     Getty Parties Shareholders' Agreement. Getty Images, Getty Investments, the October 1993 Trust and The Klein Family Trust have entered into a Shareholders' Agreement with respect to their ownership of shares of Common Stock (the "Getty Parties Shareholders' Agreement"). Certain provisions of the Getty Parties Shareholders' Agreement are described below.

     The Getty Parties Shareholders' Agreement provides that all the Common Stock held by the parties thereto (other than the Company) will be voted as directed by the board of directors of Getty Investments. Before transferring such shares (other than certain permitted transfers to affiliates or family members who, as a condition of such permitted transfer, must agree to be bound by the terms of the Getty Parties Shareholders'

Agreement), the parties must first offer such shares to the other parties. The price at which such shares must be offered is either the price that another purchaser is willing to pay for such shares or, in the event of a transfer pursuant to an exercise of registration rights, the average closing market price of the shares of Common Stock over the preceding ten business days. In the event that these rights of first refusal are not exercised with respect to all shares of Common Stock offered for sale, then the rights of first refusal in the Stockholders' Agreement will apply.

     In the Getty Parties Shareholders' Agreement, the October 1993 Trust and The Klein Family Trust have each agreed to retain at least 311,301 shares of Common Stock until July 8, 2001 and thereafter to retain at least 155,651 for an additional two years, provided, however, that the October 1993 Trust and The Klein Family Trust may sell shares in the event that (i) Mr. Mark Getty (in the case of the October 1993 Trust) or Mr. Jonathan Klein (in the case of The Klein Family Trust) ceases to be employed by the Company or any of its subsidiaries, or (ii) Getty Investments and its members cease at any time to hold at least 7% of the then outstanding shares of Common Stock. In addition, if Getty Investments or any of its members sells any shares of Common Stock, the October 1993 Trust and The Klein Family Trust will be permitted to sell the same proportion of their shares of Common Stock that are subject to this sale restriction as the number of shares of Common Stock sold by Getty Investments bears Getty Investments' to its total number of shares of Common Stock. The Getty Parties Shareholders' Agreement provides that each of the October 1993 Trust and The Klein Family Trust will, in consideration of its participation under such agreement, receive an annual fee from Getty Investments in 1998 of L81,051 and L279,757 ($134,545 and $464,397, respectively, using an assumed exchange rate of $1.66), subject to certain inflation adjustments, and thereafter an annual fee of L29,283 and L101,445 ($48,610 and $168,399, respectively, using and assumed exchange rate of $1.66), subject to certain inflation adjustments, for each of the next four years.

     The Getty Parties Shareholders' Agreement also provides that each of the October 1993 Trust and The Klein Family Trust have the right to nominate a director to the board of directors of Getty Investments (the "Getty Investments Board"). Such parties have nominated Mr. Getty and Mr. Klein to the Getty Investments Board. The October 1993 Trust also has the right to nominate the chairman of the Getty Investments Board. The October 1993 Trust has appointed Mr. Getty as Chairman of Getty Investments.

     Getty Investments has agreed in the Getty Parties Shareholders' Agreement that, subject to certain exceptions, it will not operate or own or control any other business in the visual content industry.

     The Getty Parties Shareholders' Agreement expires on July 7, 2003, but may be terminated early with respect to a party (or its permitted transferees) who ceases to be a stockholder of Getty Images. The Getty Parties Shareholders' Agreement terminates for all parties if the parties to the agreement cease to own beneficially fewer than the greater of (x) 3,000,000 shares of Common Stock and (y) such number of shares as is equal to two percent or less of the then outstanding shares of Common Stock.

     Getty Investments Company Agreement. Getty Investments is a limited liability company organized in the State of Delaware and is governed by a limited liability company agreement among the four various Getty family trusts (the "Getty Trusts") and Transon Limited (as assignee of 525 Investments Limited) (the "Getty Investments Company Agreement"). As of March 1, 1999, the membership interests of the Getty Trusts in Getty Investments were held as to 39.3% by The Cheyne Walk Trust, as to 18.75% by the Ronald Family Trust A, as to 18.75% by the Ronald Family Trust B and as to 12.5% by the Gordon P. Getty Family Trust. The remaining 10.7% interest was held by Transon Limited. The four Getty Trusts result from a partition in 1988 of the Sarah C. Getty Trust in accordance with a 1985 court order. Two of the four trustees of The Cheyne Walk Trust are also two of the four trustees of the Ronald Family Trust B, two of the three trustees of the Ronald Family Trust A are also two of the four trustees of the Ronald Family Trust B. The life income beneficiaries of the four Getty Trusts referred to above are children of J.P. Getty, and the remainder beneficiaries are his grandchildren (including Mr. Mark Getty) and other descendants. Transon Limited is a company owned by Sir Paul Getty, one of the children of J.P. Getty. Mr. Mark Getty is the son of Sir Paul Getty.

     The Getty Investments Company Agreement provides that the Getty Investments Board consists of six directors. One director is appointed by each of the four Getty Trusts. In addition, the members of Getty Investments have agreed to appoint one person nominated by each of the October 1993 Trust and The Klein

Family Trust. The members also agree to appoint the director nominated by the October 1993 Trust as the Chairman of the Board of Getty Investments. Mr. Getty has been appointed a director and chairman by the October 1993 Trust and Mr. Klein has been appointed a director by The Klein Family Trust. Decisions at meetings of the Getty Investments Board require the approval (at a meeting or in writing) of a majority of directors. Of the six members of the Getty Investments Board, three (Mr. Getty, Mr. Klein and Mr. Garb) are also directors of Getty Images. There are currently no voting arrangements whereby one member of Getty Investments can control a majority of the members of the Getty Investments Board.

     Getty Trademarks. Getty Images, directly or through its subsidiaries, has trademark registrations and applications for the trademarks and trademark applications in respect of the names Getty Communications and Hulton Getty, and derivatives thereof (including the name "Getty Images") and the related logos (together, the "Getty Trademarks"). Getty Images and Getty Investments have agreed that in the event that Getty Images becomes controlled by a third party or parties not affiliated with the Getty family, Getty Investments will have the right to call for an assignment to it, for a nominal sum, of all rights to the Getty Trademarks. Upon such assignment, Getty Images will have 12 months in which it will be permitted to continue to use the Getty Trademarks and thereafter will have to cease such use.

     Indemnification. Getty Images has agreed to indemnify Getty Investments and its members for liabilities arising in connection with the Transactions. In addition, Getty Images has entered into agreements to indemnify its directors and certain executive officers, in addition to indemnification provided for in the Company's Bylaws and Amended and Restated Certificate of Incorporation. These agreements, among other things, indemnify the Company's directors and certain executive officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or executive officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company. The Company believes that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

     Transactions with Respect to PhotoDisc Common Stock. In 1995, PhotoDisc issued warrants to purchase 500,880 shares of its Common Stock for $0.1250 per share and warrants to purchase 91,592 shares of its Common Stock for $0.1575 per share to Mr. Mark Torrance in consideration for loans to PhotoDisc by Mr. Torrance, aggregating $174,000 and for Mr. Torrance's guarantee of certain obligations of PhotoDisc. These warrants were contributed by Mr. Torrance to PDI, L.L.C. in October 1996. The loans were repaid by PhotoDisc in 1996. PDI, L.L.C. exercised these warrants on February 9, 1998, immediately prior to the consummation of the Transactions. Mr. Torrance was a founder, director and chief executive officer of PhotoDisc and was a director and executive officer of Getty Images from February 9, 1998 until his resignation on September 28, 1998. He is currently serving as a non-executive Vice Chairman of the Board of Directors.

     Torrance Lease. PhotoDisc and the Marshall Building LLC, an entity of which Mr. Torrance is the Manager, have entered into a lease under which PhotoDisc leases the majority of the Marshall Building (46,957 total square feet), of which 9,568 square feet is occupied by other tenants. This lease has a term of five years and four months (which may be extended for a further five years at the option of PhotoDisc) beginning November 1, 1997, provides for rent at the weighted average rate of $13.47 per square foot per year, which the Company believes is a fair market rate, and under which Mr. Torrance pays a monthly service and maintenance fee of $1,375. In addition, PhotoDisc has made certain improvements to the Marshall Building in the amount of approximately $360,000 as of December 31, 1998, for which it is being reimbursed by a reduction in monthly lease payments ratably over the term of the lease. Interest on the outstanding amount is charged at a rate of 5.77% per annum. PhotoDisc paid an aggregate of $521,524 to Mr. Torrance for lease payments in 1998.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION FOR 1998

     Compensation Committee Governance. The Compensation Committee of Getty Images was composed in 1998 of Messrs. Bailey, Garb and Sporborg. The Compensation Committee is responsible for the general compensation policies of the Company, and in particular is responsible for setting and administering the policies that govern senior executive compensation and administering the Company's equity-based employee compensation benefit plans. The Compensation Committee evaluates the performance of the Chief Executive Officer and Executive Chairman and reviews the compensation levels for all executive officers.

     Compensation Policies. The primary objectives of the Company's compensation policies and programs are (i) to attract and retain key executives, (ii) to reward performance by the executives which benefits the Stockholders of Getty Images and (iii) to align the financial interests of the company's executive officers directly with those of the Stockholders. The primary elements of executive officer compensation are base salary, annual cash bonuses, and stock option grants. The salary is based on factors such as related experience, level of responsibility, and comparison to similar positions in comparable companies. The annual cash bonuses are based on the Company's performance measured against attainment of financial and other objectives, and on individual performance. Stock option grants are intended to align the executive officer's interest with those of the Stockholders, and are determined based on the executive officer's level of responsibility, number of options or shares previously granted, and contributions toward achieving the goals and objectives of the Company. The compensation paid to Mr. Klein as Chief Executive Officer was determined using the same criteria described above for executive officers generally. Additional information on each of these compensation elements follows.

     - Salaries. Base salaries for the executive officers are based on performance of the individual, increases in responsibility and salaries for similar positions. Comparisons are made to the total compensation packages of companies in the technology, media and other related industries that are comparable in size and structure. Base salaries are generally in the range of median base salaries paid by such comparable companies to employees having duties and responsibilities similar to those of the executive officers.

     - Executive Bonus Plan. Annual bonuses are awarded on a discretionary basis and reflect both Company and individual performance. The Compensation Committee considers numerous qualitative and quantitative factors in determining these bonus awards, including individual performance, corporate and segment revenue and profit goals, performance and compensation levels of comparable companies.

     - Option Grants. Stock options are an integral part of executive officers compensation and are utilized by the Company to provide an incentive to the officer, and to align the interests of the executive with those of the Stockholders by providing him with a financial interest in the Company. In making grants, the Compensation Committee takes into account the executive officer's contributions to the Company, scope of responsibilities, salary and the number of options previously granted.

     All options granted by Getty Images following the consummation of the Transactions have been granted under, and governed by, the Stock Incentive Plan, which was adopted by the Company in connection with the Transactions. Options granted by the Compensation Committee under the Stock Incentive Plan have been made at fair market value (based on the average of the high and low prices of the Company's Common Stock on the date of grant), vest over a period of four years, 25% on the first anniversary of the grant date and monthly on a pro rata basis thereafter, and expire after ten years from the date of grant (with the exception of certain options granted to executive officers upon the consummation of the Transactions that became fully exercisable upon the first anniversary of the date of grant).

     Section 162(m). The Company did not have the deductibility of any compensation paid during 1998 disallowed under Section 162(m) of the Code.

                                          COMPENSATION COMMITTEE,

                                          Andrew S. Garb (Chairman)
                                          Christopher H. Sporborg
                                          James N. Bailey

                               PERFORMANCE GRAPH

     Set forth below is a graph comparing cumulative total stockholder returns on the Common Stock, the Nasdaq Stock Market Index of U.S. Companies (the "Nasdaq Market Index") and the S&P Photography/ Imaging Index (the "Image Index"). The graph assumes that $100 was invested on July 2, 1996 (the date of Getty Communications' initial public offering) in Getty Images (using Getty Communications initial offering price of $10.00 per share), and no payment or reinvestment of dividends, and is rounded to the nearest whole dollar. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

                                      LOGO

              SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's directors, executive officers and persons who own more than 10% of the Common Stock (collectively, "Reporting Persons") to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and changes in ownership of the Common Stock. Reporting Persons are also required by Commission regulations to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely on its review of copies of such forms received by the Company, or on written representations from certain reporting persons that no other reports were required for such persons, the Company believes that during fiscal year 1998, all Section 16(a) filing requirements were satisfied on a timely basis, except the number of late reports noted for the following individuals:
Form 4 for Michele Vitucci covering five transactions, Form 4 for Nick Evans-Lombe covering two transactions, Form 4 for Michel Bernard covering six transactions, Form 4 for Manny Fernandez covering two transactions, Form 4 for Don Smith covering one transaction and Form 3 for John Hallberg.

                           PROPOSALS OF STOCKHOLDERS

     Proposals of Stockholders intended to be presented at the 2000 Annual Meeting of Stockholders must be received by the Secretary of the Company no later than March 1, 2000 to be considered for inclusion in the Company's 2000 proxy materials. Such proposals must meet the requirements of the rules of the Commission.

                            SOLICITATION OF PROXIES

     The expense of preparing, printing and mailing this Proxy Statement will be paid by the Company. In addition to solicitation by mail, directors, officers and employees of the Company, without receiving any additional compensation, may solicit proxies personally or by telephone or facsimile. To assist in the solicitation process, the Company has engaged Corporate Investor Communications, Inc. to request brokerage houses, banks and other custodians or nominees holding stock in their names for others to forward proxy materials to their customers or principals who are the beneficial owners of shares and will reimburse them for their expenses in doing so. The Company does not anticipate that the costs and expenses incurred in connection with this proxy solicitation will exceed those normally expended for a proxy solicitation for those matters to be voted on in the Annual Meeting.

                                          The Board of Directors
                                          Seattle, WA
                                          April 8, 1998

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR FISCAL YEAR ENDED DECEMBER 31, 1998, CONTAINING INFORMATION ON OPERATIONS, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE UPON REQUEST. PLEASE WRITE TO:

                         INVESTOR RELATIONS DEPARTMENT
                               GETTY IMAGES, INC.
                         2101 FOURTH AVENUE, SUITE 500
                           SEATTLE, WASHINGTON 98121

1. To elect two (2) Class II directors for three-year terms. [ ]

   FOR all nominees listed below [ ]

   WITHHOLD authority to vote for all nominees listed below [ ]

   *EXCEPTIONS [ ]

Nominees: Christopher Sporborg and Mark H. Getty

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

*Exceptions ___________________________________________________________________

2. To ratify the appointment of PricewaterhouseCoopers as independent auditors of the Company for the 1999 fiscal year.

                FOR [ ]        AGAINST [ ]        ABSTAIN [ ]

Change of Address and or Comments Mark Here [ ]

                                    This proxy card should be signed by the
                                    stockholder(s) exactly as his or her name(s) appear(s) hereon, dated and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both persons should sign.


                                    Dated: _______________________________,1999

                                    ____________________________________________
                                                     Signature
                                    ____________________________________________
                                                     Signature

                                    VOTES MUST BE INDICATED IN BLACK OR
                                    BLUE INK. (X)



PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN THIS CARD.

================================================================================

                               GETTY IMAGES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 4, 1999

         The undersigned stockholder of Getty Images, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement with respect to the Annual Meeting of Stockholders of Getty Images, Inc. to be held at The Palmer House Hilton, Room:
Lasalle 5, 17 Eastman Row, Chicago, IL 60603, on May 4, 1999 at 2:30 p.m., and hereby appoints Christopher J. Roling and Heather B. Redman, and each of them, proxies and attorneys-in-fact, each with power of substitution and revocation, and each with all powers that the undersigned would possess if personally present, to vote the Getty Images, Inc. Common Stock of the undersigned at such meeting and any postponements or adjournments of such meeting, as set forth below, and in their discretion upon any other business that may properly come before the meeting (and any such postponements or adjournments).

         THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, FOR THE ELECTION OF THE NOMINEES, FOR PROPOSALS 1 AND 2 AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

               IMPORTANT - TO BE SIGNED AND DATED ON REVERSE SIDE



                                             GETTY IMAGES, INC.
                                             P.O. BOX 11053
                                             NEW YORK, N.Y. 10203-0053